UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: May 24, 2004

THE KROGER CO.

(Exact name of registrant as specified in its charter)

An Ohio Corporation	No. 1-303	31-0345740
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Number)

1014 Vine Street

Cincinnati, OH 45201

(Address of principal executive offices)

Registrant’s telephone number: (513) 762-4000

Item 5. Other Events and Regulation FD Disclosure

On May 20, 2004, The Kroger Co. executed a Five-Year Credit Agreement among the Company, the Initial Lenders named therein, Citibank, N.A., as Administrative Agent and as Paying Agent, JPMorgan Chase Bank, as Administrative Agent, and Bank of America, N.A., The Royal Bank of Scotland plc, The Bank of Tokyo-Mitsubishi, Ltd., Chicago Branch, and Union Bank of California, N.A., as Co-Syndication Agents. A copy of the Five-Year Credit Agreement is attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits

(c)	Exhibits:

99.1	Five-Year Credit Agreement dated as of May 20, 2004 among the Company, the Initial Lenders named therein, Citibank, N.A., as Administrative Agent and as Paying Agent, JPMorgan Chase Bank, as Administrative Agent, and Bank of America, N.A., The Royal Bank of Scotland plc, The Bank of Tokyo-Mitsubishi, Ltd., Chicago Branch, and Union Bank of California, N.A., as Co-Syndication Agents.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

THE KROGER CO.

May 24, 2004	By:	/s/ Scott M. Henderson
Scott M. Henderson
Vice President and Treasurer

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Five-Year Credit Agreement dated as of May 20, 2004 among the Company, the Initial Lenders named therein, Citibank, N.A., as Administrative Agent and as Paying Agent, JPMorgan Chase Bank, as Administrative Agent, and Bank of America, N.A., The Royal Bank of Scotland plc, The Bank of Tokyo-Mitsubishi, Ltd., Chicago Branch, and Union Bank of California, N.A., as Co-Syndication Agents.